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                                                                   EXHIBIT 10.36

                PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF
                           CALCOMP TECHNOLOGY, INC.

  This Plan of Complete Liquidation and Dissolution (the "PLAN") is intended to accomplish the complete liquidation and dissolution of CalComp Technology, Inc., a Delaware corporation (the "COMPANY"), in accordance with Section 275 and other applicable provisions of the General Corporation Law of Delaware ("DGCL") and Sections 331 and 336 (or Sections 332 and 337, as appropriate) of the Internal Revenue Code of 1986, as amended (the "CODE").

  1. Approval and Adoption of Plan

  This Plan shall be effective when all of the following steps have been completed:

    (a) Resolutions of the Company's Board of Directors. The Company's Board of Directors shall have adopted a resolution or resolutions with respect to the following:

      (i) Complete Liquidation and Dissolution: The Board of Directors shall determine that it is deemed advisable for the Company to be liquidated completely and dissolved.

      (ii) Adoption of the Plan of Liquidation and Dissolution: The Board of Directors shall approve this Plan as the appropriate means for carrying out the complete liquidation and dissolution of the Company.

      (iii) Sale of Assets: The Board of Directors shall determine that, as part of the Plan of Liquidation and Dissolution, it is deemed expedient and in the best interests of the Company to sell all or substantially all of the Company's assets in order to facilitate liquidation and distribution to the Company's creditors and stockholders, as appropriate.

    (b) Adoption of This Plan by the Company's Preferred and Common Stockholders. The holders of a majority of the outstanding shares of the Company's Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK") and the holders of a majority of the outstanding shares of common stock of the Company, par value $0.01 per share (the "COMMON STOCK"), entitled to vote shall have adopted this Plan, including the dissolution of the Company and those provisions authorizing the Board of Directors to sell all or substantially all of the Company's assets, by written consent or at a special meeting of the stockholders of the Company called for such purpose by the Board of Directors.

  2. Dissolution and Liquidation Period

  Once the Plan of Liquidation and Dissolution is effective, the steps set forth below shall be completed at such times as the Board of Directors, in its absolute discretion, deems necessary, appropriate or advisable. Without limiting the generality of the foregoing, the Board of Directors may instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company's assets upon liquidation; provided that such steps may not be delayed longer than is permitted by applicable law.

    (a) The filing of a Certificate of Dissolution of the Company (the "CERTIFICATE OF DISSOLUTION") pursuant to Section 275 of the DGCL specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution will become effective (the "EFFECTIVE DATE"), and the completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of the Company;

    (b) The cessation of all of the Company's business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 278 of the DGCL;

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    (c) The negotiation and consummation of sales of all of the assets and properties of the Company, including the assumption by the purchaser or purchasers of any or all liabilities of the Company, insofar as the Board of Directors of the Company deems such sales to be necessary, appropriate or advisable;

    (d) The distribution of the remaining funds of the Company and the distribution of remaining unsold assets of the Company, if any, to its stockholders pursuant to Sections 4, 7 and 8 below.

  If the Board determines to follow the procedures described in Section 280 of the DGCL, then the additional steps set forth below shall, to the extent necessary or appropriate, be taken:

    (a) The giving of notice of the dissolution to all persons having a claim against the Company and the rejection of any such claims in accordance with
  Section 280 of the DGCL;

    (b) The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280 of the DGCL;

    (c) The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (i) claims that are the subject of pending litigation against the Company, and (ii) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five (5) years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

    (d) The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected in accordance with Section 280 of the DGCL;

    (e) The posting of all security offered and not rejected and all security ordered by the Court of Chancery in accordance with Section 280 of the DGCL; and

    (f) the payment, or the making of adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company.

  Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan of Liquidation and Dissolution by the Company's preferred and common stockholders shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation,
Section 281(b) thereof, including the adoption of a plan of distribution as contemplated by such section.

  1. Authority of Officers and Directors

  After the Effective Date, the Board of Directors and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board of Directors may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay to the Company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption of this Plan by holders of a majority of the outstanding shares of Preferred Stock and Common Stock shall constitute the approval of the Company's stockholders of the Board of Directors' authorization of the payment of any such compensation.

  The adoption of the Plan of Liquidation and Dissolution by the Company's preferred and common stockholders shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and

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character which the Board or such officers deem necessary, appropriate or advisable: (i) to sell, dispose, convey, transfer and deliver the assets of the Company, whether before or after the Effective Date, (ii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Sections 280 and 281 of the DGCL, (iii) to distribute all of the remaining funds of the Company and any unsold assets of the Company to the Company's preferred stockholders (up to the $60.0 million, plus accrued and unpaid dividends, liquidation preference of the Preferred Stock), plus accrued and unpaid dividends due thereon, with the remaining amounts, if any, distributable to the common stockholders, and (iv) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business.

  2. Conversion of Assets Into Cash or Other Distributable Form

  Subject to approval by the Board of Directors, the officers, employees and agents of the Company, shall, as promptly as feasible and whether before or after the Effective Date, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Section 2 above, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan of Liquidation and Dissolution.

  3. Professional Fees and Expenses

  It is specifically contemplated that the Board of Directors may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its Certificate of Incorporation and Bylaws or the DGCL or otherwise.

  In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

  4. Indemnification

  The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder.

  5. Liquidating Trust

  The Board of Directors may establish a Liquidating Trust (the "LIQUIDATING TRUST") and distribute assets of the Company to the Liquidating Trust. The Liquidating Trust may be established by agreement with one or more Trustees selected by the Board. If the Liquidating Trust is established by agreement with one or more Trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board of Directors. In the alternative, the Board may petition the Delaware Court of Chancery for the appointment of one or more Trustees to conduct the liquidation of the Company subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the Trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

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  6. Liquidating Distributions

  Liquidating distributions, in cash or in kind, shall be made from time to time after the adoption of the Plan of Liquidation and Dissolution to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company as provided in Section 2 above, of outstanding shares of stock of the Company, according to the priorities of the various classes of the Company's stock and pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board of Directors adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale of assets and complete liquidation of the Company). All determinations as to the time for and the amount and kind of distributions to stockholders shall be made in the exercise of the absolute discretion of the Board of Directors and in accordance with Section 281 of the DGCL.

  Any assets distributable to any creditor or stockholder of the Company who is unknown or cannot be found, or who is under a disability and for whom there is no legal representative, shall escheat to the state or be treated as abandoned property pursuant to applicable state law.

  7. Amendment, Modification or Abandonment of Plan

  If for any reason the Company's Board of Directors determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan of Liquidation and Dissolution and all action contemplated thereunder, notwithstanding stockholder approval, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify the Plan of Liquidation and Dissolution under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws. Upon the abandonment of the Plan of Liquidation and Dissolution, the Plan of Liquidation and Dissolution shall be void.

  8. Cancellation of Stock and Stock Certificates

  Following the dissolution of the Company, the Company's stock transfer books shall be closed and the Company's capital stock and stock certificates evidencing the Company's Preferred Stock and Common Stock will be treated as no longer being outstanding.

  9. Liquidation under Section 331 and 336 (or Sections 332 and 337, as appropriate)

  It is intended that this Plan shall be a plan of complete liquidation within the terms of Sections 331 and 336 (or Sections 332 and 337, as appropriate) of the Code. The Plan of Liquidation and Dissolution shall be deemed to authorize such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 (or Sections 332 and 337, as appropriate).

  10. Filing of Tax Forms

  The appropriate officer of the Company is authorized and directed, within thirty (30) days after the effective date of the Plan of Liquidation and Dissolution, to execute and file a United States Treasury Form 966 pursuant to
Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be appropriate in connection with this Plan and the carrying out thereof.

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